Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2016

Executive Summary

We are a large owner and operator of high-quality office and multifamily properties in Los Angeles and Honolulu. Our portfolio includes 17.6 million square feet of Class A office properties and 3,336 apartment units.

•
Financial Results: Compared to the prior year quarter, our (i) net income attributable to common stockholders increased by 163.9% to $31.8 million, (ii) Funds From Operations (FFO) increased by 19.2% to $83.9 million, (iii) Adjusted Funds From Operations (AFFO) increased by 17.1% to $68.7 million, and (iv) same property cash NOI increased by 7.4% to $100.7 million.

•
Office Fundamentals: During the third quarter, we leased 571,252 square feet of office space and, compared to the second quarter, the leased rate for our total office portfolio decreased to 91.9% from 92.1%, primarily due to higher vacancy acquisitions during the third quarter of 2016. With our office rents increasing, straight-line rents for office leases signed during the third quarter were up 31.3% and starting cash rents were up 15.0% over the expiring cash rents from leases covering the same space.

•	Multifamily Fundamentals: Our multifamily portfolio remained fully leased and the same property cash revenues increased by 3.1% compared to the prior year quarter.

•
Acquisitions: During the third quarter, a consolidated joint venture that we manage and in which we owned a 20% interest as of September 30, 2016, acquired two multi-tenant Class A office properties in Los Angeles:

◦	On July 21, 2016, the joint venture acquired a 365,000 square foot office property located at 12100 Wilshire Boulevard in the Brentwood submarket of Los Angeles for $225.0 million.

◦	On September 27, 2016, the joint venture acquired a 129,000 square foot office property located at 233 Wilshire Boulevard in the Santa Monica submarket of Los Angeles for $139.5 million.

The joint venture financed 40% of the acquisition cost using a $146.0 million secured, non–recourse interest only loan that matures in July 2019 and bears interest at LIBOR + 1.55%.

•	Disposition: During the third quarter, we closed on the sale of a 168,000 square foot office property in Sherman Oaks, Los Angeles for a contract price of $56.7 million in cash.

•	Debt: At September 30, 2016, our pro forma net debt to enterprise value was 38%. We have no material debt maturities until August 2018.

•	Dividends: On October 14, 2016, we paid a quarterly cash dividend of $0.22 per common share, or $0.88 per common share on an annualized basis, to our shareholders of record on September 30, 2016.

•
Guidance: We are adding guidance for 2016 Net Income Per Common Share - Diluted of $0.53 to $0.57 per share. In addition, we are increasing the midpoint of our FFO guidance by 2 cents to $1.79 to $1.81 per share, and we are increasing the midpoint of our AFFO guidance by 3 cents to $1.44 to $1.46 per share. See page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Third Quarter 2016 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of September 30, 2016

Office Portfolio

	Consolidated(1)	Total Portfolio(2)
Properties	59	67
Rentable Square Feet (in thousands)	15,807	17,631
Leased rate	91.9%	91.9%
Occupancy rate	90.0%	90.2%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,336
Leased rate		99.6%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding	179,883
Closing price per share of common stock (NYSE:DEI)	$36.63
Equity capitalization(3)	$6,589,121

Leverage Ratio (dollars in thousands)

Consolidated net debt(4)	$4,279,092
Pro forma net debt(4)	$4,043,904
Pro forma enterprise value	$10,633,026
Pro forma net debt to enterprise value	38%

AFFO Payout Ratio(5)

Three months ended September 30, 2016	56.4%

_______________________________________________

(1)
Includes our wholly owned office properties and seven office properties in three consolidated joint ventures which we manage and hold a weighted average capital interest of approximately 29% based on square footage.

(2)
Includes our consolidated portfolio and eight office properties in two unconsolidated institutional real estate funds (our Funds)which we manage and a weighted average capital interest of approximately 60% based on square footage.

(3)	Represents our Fully Diluted Shares multiplied by the closing price of our common stock on September 30, 2016.

(4)
Consolidated net debt represents consolidated debt, net of cash and cash equivalents of $158.4 million, before deducting unamortized deferred loan costs of $35.7 million. Pro forma net debt includes our share of consolidated net debt plus our share of our unconsolidated real estate funds calculated on the same basis. See page 12 for the calculation of our consolidated and pro forma debt.

(5)	Represents dividends paid within each period divided by our AFFO for that period.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of September 30, 2016

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2016

BOARD OF DIRECTORS
____________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2016	December 31, 2015
Assets
Investment in real estate:
Land	$1,025,704	$897,916
Buildings and improvements	7,215,310	5,644,546
Tenant improvements and lease intangibles	795,600	696,647
Property under development	45,535	26,900
Investment in real estate, gross	9,082,149	7,266,009
Less: accumulated depreciation and amortization	(1,855,427)	(1,687,998)
Investment in real estate, net	7,226,722	5,578,011
Real estate held for sale, net	—	42,943
Cash and cash equivalents	158,415	101,798
Tenant receivables, net	2,168	1,907
Deferred rent receivables, net	90,480	79,837
Acquired lease intangible assets, net	4,990	4,484
Interest rate contract assets	—	4,830
Investment in unconsolidated real estate funds	144,930	164,631
Other assets	17,568	87,720
Total assets	$7,645,273	$6,066,161

Liabilities
Secured notes payable and revolving credit facility, net(1)	$4,401,851	$3,611,276
Interest payable, accounts payable and deferred revenue	94,792	57,417
Security deposits	46,144	38,683
Acquired lease intangible liabilities, net	74,151	28,605
Interest rate contract liabilities	28,046	16,310
Dividends payable	33,248	32,322
Total liabilities	4,678,232	3,784,613

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,511	1,469
Additional paid-in capital	2,719,856	2,706,753
Accumulated other comprehensive loss	(23,661)	(9,285)
Accumulated deficit	(805,529)	(772,726)
Total Douglas Emmett, Inc. stockholders' equity	1,892,177	1,926,211
Noncontrolling interests	1,074,864	355,337
Total equity	2,967,041	2,281,548
Total liabilities and equity	$7,645,273	$6,066,161
____________________________________________________

(1)	See page 12 for more information regarding our debt balances.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues
Office rental
Rental revenues	$128,744	$103,436	$366,400	$307,895
Tenant recoveries	12,914	11,074	34,111	32,687
Parking and other income	25,950	21,715	74,572	63,890
Total office revenues	167,608	136,225	475,083	404,472

Multifamily rental
Rental revenues	22,801	22,133	67,634	65,752
Parking and other income	1,712	1,719	5,191	5,119
Total multifamily revenues	24,513	23,852	72,825	70,871

Total revenues	192,121	160,077	547,908	475,343

Operating Expenses
Office expenses	56,926	49,195	158,190	139,936
Multifamily expenses	5,950	6,191	17,322	17,941
General and administrative	8,099	6,867	25,573	21,701
Depreciation and amortization	63,827	52,229	181,947	153,309
Total operating expenses	134,802	114,482	383,032	332,887

Operating income	57,319	45,595	164,876	142,456

Other income	2,295	2,129	6,527	13,103
Other expenses	(1,728)	(1,605)	(4,963)	(4,796)
Income, including depreciation, from unconsolidated funds	2,334	898	5,564	3,548
Interest expense	(36,479)	(32,705)	(109,842)	(101,521)
Acquisition-related expenses	(1,188)	(153)	(2,865)	(641)
Income before gains	22,553	14,159	59,297	52,149
Gains on sales of investments in real estate	13,245	—	14,327	—
Net income	35,798	14,159	73,624	52,149
Less: Net income attributable to noncontrolling interests	(3,950)	(2,089)	(7,928)	(7,932)
Net income attributable to common stockholders	$31,848	$12,070	$65,696	$44,217

Net income per common share - basic	$0.210	$0.082	$0.440	$0.302
Net income per common share - diluted	$0.206	$0.080	$0.428	$0.293

Weighted average shares of common stock outstanding - basic	150,753	146,331	148,578	145,856
Weighted average shares of common stock outstanding - diluted	153,419	150,740	152,819	150,285
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Funds From Operations (FFO)
Net income attributable to common stockholders	$31,848	$12,070	$65,696	$44,217
Depreciation and amortization of real estate assets	63,827	52,229	181,947	153,309
Net income attributable to noncontrolling interests	3,950	2,089	7,928	7,932
Adjustments attributable to unconsolidated funds(2)	4,037	4,008	11,935	12,001
Adjustments attributable to consolidated joint ventures(2)	(6,510)	(18)	(11,326)	(76)
Gains on sales of investments in real estate	(13,245)	—	(14,327)	—
FFO	$83,907	$70,378	$241,853	$217,383

Adjusted Funds From Operations (AFFO)
FFO	$83,907	$70,378	$241,853	$217,383
Straight-line rent	(3,279)	(1,101)	(10,915)	(4,467)
Net accretion of acquired above and below market leases(3)	(5,101)	(2,866)	(13,415)	(15,806)
Loan costs	2,227	1,558	6,288	5,532
Recurring capital expenditures, tenant improvements and leasing commissions	(14,170)	(11,573)	(40,371)	(38,579)
Non-cash compensation expense	4,056	2,978	12,231	10,292
Adjustments attributable to unconsolidated funds(2)	(2,241)	(716)	(4,920)	(2,615)
Adjustments attributable to consolidated joint ventures(2)	3,299	2	6,871	4
AFFO	$68,698	$58,660	$197,622	$171,744

Weighted average shares of common stock outstanding - diluted	153,419	150,740	152,819	150,285
Weighted average Operating Partnership Units and LTIP Units outstanding(4)	26,246	26,962	26,593	27,331
Weighted average fully diluted shares outstanding	179,665	177,702	179,412	177,616

Net income per common share - diluted	$0.21	$0.08	$0.43	$0.29
FFO per share- fully diluted	$0.47	$0.40	$1.35	$1.22
Dividends declared per share	$0.22	$0.21	$0.66	$0.63
____________________________________________________

(1)
Reflects the FFO and AFFO attributable to the common stockholders and noncontrolling interests in our Operating Partnership, which includes our share of the FFO and AFFO from our unconsolidated Funds and excludes the FFO and AFFO attributable to the noncontrolling interests in our consolidated joint ventures.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)
The nine months ended September 30, 2015 includes $6.6 million of accretion for an above-market ground lease related to the acquisition of land under one of our office buildings during the first quarter of 2015.

(4)	Long-Term Incentive Plan Units (LTIP Units) are granted as part of our equity compensation plan.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Same Property Statistics & Net Operating Income
(Unaudited; in thousands, except statistics)

	As of September 30,
	2016	2015
Office Statistics
Number of properties	50	50
Rentable Square Feet (in thousands)	12,654	12,556
Ending % leased	92.5%	93.0%
Ending % occupied	90.4%	91.0%
Quarterly average % occupied	90.7%	91.0%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.6%	99.7%

	Three Months Ended September 30,		% Favorable
	2016	2015	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$131,937	$127,615	3.4%
Office expenses	(44,145)	(45,271)	2.5%
Office NOI	87,792	82,344	6.6%

Multifamily revenues	20,823	20,221	3.0%
Multifamily expenses	(4,847)	(5,121)	5.4%
Multifamily NOI	15,976	15,100	5.8%

	$103,768	$97,444	6.5%

Cash Net Operating Income (NOI)(1)
Office revenues	$129,708	$124,803	3.9%
Office expenses	(44,158)	(45,284)	2.5%
Office Cash NOI	85,550	79,519	7.6%

Multifamily revenues	19,978	19,384	3.1%
Multifamily expenses	(4,847)	(5,121)	5.4%
Multifamily Cash NOI	15,131	14,263	6.1%

	$100,681	$93,782	7.4%

____________________________________________

(1)	For a reconciliation of these items to Net Income, please see page 10.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2016	2015

Same property office cash revenues	$129,708	$124,803
Non cash adjustments per definition of NOI	2,229	2,812
Same property office revenues	131,937	127,615

Same property office cash expenses	(44,158)	(45,284)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(44,145)	(45,271)

Office NOI	87,792	82,344

Same property multifamily cash revenues	19,978	19,384
Non cash adjustments per definition of NOI	845	837
Same property multifamily revenues	20,823	20,221

Same property multifamily cash expenses	(4,847)	(5,121)
Non cash adjustments per definition of NOI	—	—
Same property multifamily expenses	(4,847)	(5,121)

Multifamily NOI	15,976	15,100

Same Property NOI	103,768	97,444
Non-comparable office revenues	35,671	8,610
Non-comparable office expenses	(12,781)	(3,924)
Non-comparable multifamily revenues	3,690	3,631
Non-comparable multifamily expenses	(1,103)	(1,070)
NOI	129,245	104,691
General and administrative	(8,099)	(6,867)
Depreciation and amortization	(63,827)	(52,229)
Operating income	57,319	45,595
Other income	2,295	2,129
Other expenses	(1,728)	(1,605)
Income, including depreciation, from unconsolidated real estate funds	2,334	898
Interest expense	(36,479)	(32,705)
Acquisition-related expenses	(1,188)	(153)
Income before gains	22,553	14,159
Gains on sales of investments in real estate	13,245	—
Net income	35,798	14,159
Less: Net income attributable to noncontrolling interests	(3,950)	(2,089)
Net income attributable to common stockholders	$31,848	$12,070

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Supplemental Financial Data for Joint Ventures and Funds
(Unaudited, in thousands)

The tables below present certain financial data for our wholly owned properties, consolidated joint ventures and unconsolidated funds:

	Three months ended September 30, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$164,885	$27,236	$18,867
Operating expenses	$53,487	$9,389	$6,085
Straight-line rent	$1,001	$2,278	$139
Above/below-market lease revenue	$2,109	$2,992	$25
Cash NOI attributable to outside interests(3)	$—	$8,097	$4,763
Our share of Cash NOI(4)	$108,288	$4,480	$7,855

	Nine months ended September 30, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$487,867	$60,041	$54,104
Operating expenses	$155,117	$20,395	$18,269
Straight-line rent	$4,469	$6,446	$694
Above/below-market lease revenue	$6,597	$6,818	$91
Cash NOI attributable to outside interests(3)	$—	$14,033	$13,241
Our share of Cash NOI(4)	$321,684	$12,349	$21,809

______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures which we manage and partially own and which own a combined seven Class A office properties totaling 2.3 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital as well as additional distributions based on Cash NOI, (ii) fees for property management and other services and (iii) reimbursement of certain acquisition expenses and certain other costs.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions in addition to distributions based on invested capital, (ii) a carried interest if the investors’ distributions exceed a hurdle rate and (iii) fees for property management and other services and (iv) reimbursement of certain costs.

(3)	Represents the share of Cash NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Outstanding Loans (As of September 30, 2016, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Loans - Wholly Owned Subsidiaries

2/28/2018		$1,000	$1,000	3.00%	--
8/1/2018		530,000	530,000	LIBOR + 1.70%	--
8/5/2018	(4)	351,472	351,472	4.14%	--
2/1/2019	(4)	150,627	150,627	4.00%	--
6/5/2019	(5)	285,000	285,000	3.85%	--
10/1/2019		145,000	145,000	LIBOR + 1.25%	--
3/1/2020	(6)	347,188	347,188	4.46%	--
11/2/2020		388,080	388,080	3.65%	11/1/2017
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/2/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
8/21/2020	(7)	—	—	LIBOR + 1.40%	--
Subtotal		$3,695,767	$3,695,767

Consolidated Loans - Joint Ventures

3/1/2017		$15,740	$10,493	LIBOR + 1.60%	--
7/21/2019		146,000	29,200	LIBOR + 1.55%	--
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Loans	(8)	$4,437,507	$3,909,460

Unconsolidated Loans of our Funds

5/1/2018		$325,000	$222,980	2.35%	5/1/2017
3/1/2023		110,000	26,680	2.30%	3/1/2021
Total Unconsolidated Loans		$435,000	$249,660

Total Loans			$4,159,120

Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)
Eliminates the share held by noncontrolling interests in our consolidated joint ventures and investors in our unconsolidated Funds by multiplying the principal balance by our share of the borrowing entity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule. Interest rate is fixed until March 1, 2018.

(7)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%

(8)
At September 30, 2016, the weighted average remaining life, including extension options, of our total consolidated term loans (excluding our revolving credit facility) was 4.5 years. For the $3.60 billion of term loans on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 5.0 years, (ii) remaining period during which the interest rate was fixed was 3.1 years, (iii) annual interest rate was 3.24% and (iv) effective interest rate was 3.39% (including the non-cash amortization of deferred loan costs).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2016

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket(1)

Beverly Hills(2)	9	1,861,339	10.6%	7,408,659	22.2%
Brentwood	15	2,046,646	11.6	3,356,126	61.0
Burbank	1	420,949	2.4	6,733,458	6.3
Century City	3	940,913	5.3	10,064,599	9.3
Honolulu	4	1,716,716	9.7	5,088,599	33.7
Olympic Corridor	5	1,126,097	6.4	3,524,632	31.9
Santa Monica	9	1,121,226	6.4	9,526,221	11.8
Sherman Oaks/Encino	12	3,451,005	19.6	6,171,530	55.9
Warner Center/Woodland Hills	3	2,822,805	16.0	7,203,647	39.2
Westwood	6	2,123,035	12.0	4,443,398	47.8
Total	67	17,630,731	100.0%	63,520,869	27.4%

(1)
Our market share in the submarket is calculated by dividing Rentable Square Feet by the submarket Rentable Square Feet. The submarket Rentable Square Feet is sourced from the 2016 second quarter CBRE Marketview report.

(2)
In our Beverly Hills submarket data we include one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2016
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.2%	$77,121,503	$43.67	$3.64
Brentwood	94.6	73,977,616	39.50	3.29
Burbank	100.0	16,022,904	38.06	3.17
Century City	94.4	35,492,142	42.09	3.51
Honolulu(3)	87.0	47,628,714	33.10	2.76
Olympic Corridor	98.3	35,144,971	33.06	2.76
Santa Monica(4)	97.8	62,402,955	60.03	5.00
Sherman Oaks/Encino	90.7	101,880,946	33.82	2.82
Warner Center/Woodland Hills	86.4	66,103,443	28.34	2.36
Westwood	89.0	81,156,545	44.35	3.70
Total / Weighted Average	91.9%	$596,931,739	38.22	3.18

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended September 30, 2016				$0.03
For the nine months ended September 30, 2016				$0.17

_______________________________________________________________

(1)	Includes 302,291 square feet with respect to signed leases not yet commenced at September 30, 2016.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at September 30, 2016).

(3)	Includes $2,855,236 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,228,661 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2016

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,408	49.5%	1,945,883	12.4%	$73,919,448	12.4%
2,501-10,000	1,072	37.7	5,260,689	33.7	197,221,429	33.0
10,001-20,000	234	8.2	3,211,098	20.6	121,939,538	20.4
20,001-40,000	98	3.4	2,637,633	16.9	102,532,670	17.2
40,001-100,000	29	1.0	1,602,561	10.3	65,206,547	10.9
Greater than 100,000	5	0.2	961,114	6.1	36,112,107	6.1
Total	2,846	100.0%	15,618,978	100.0%	$596,931,739	100.0%

Our median tenant size is approximately 2,600 square feet and our average tenant size is approximately 5,500 square feet.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2016

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	2	2	2017-2019	430,810	2.4%	$16,333,703	2.7%
William Morris Endeavor(3)	1	1	2027	184,995	1.1	9,825,633	1.6
UCLA(4)	20	9	2016-2022	186,865	1.1	8,276,137	1.4
Equinox Fitness(5)	5	5	2018-2033	180,087	1.0	6,968,612	1.2
Total	28	17		982,757	5.6%	$41,404,085	6.9%

(1) Expiration dates are per lease. Ranges reflects leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 10,000 square feet in 2017 and 421,000 square feet in 2019.
(3) Tenant has an option to terminate this lease in 2022.

(4) The square footage under these leases expire as follows: 6,000 square feet in 2016, 38,000 square feet in 2017, 13,000 square feet in 2018, 13,000 square feet in 2019, 39,000 square feet in 2020, 41,000 square feet in 2021 (tenant has options to terminate 7,000 square feet in either 2017 or 2020), and 36,000 square feet in 2022 (tenant has options to terminate 12,000 square feet in 2017 and 24,000 square feet in 2020). Does not include a 15,000 square foot lease commencing December 2016.

(5) The square footage under these leases expire as follows: 44,000 square feet in 2018, 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027 and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of September 30, 2016

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	554	18.1%
Financial Services	376	14.2
Entertainment	201	12.8
Real Estate	259	10.3
Accounting & Consulting	355	9.7
Health Services	367	8.9
Retail	204	6.2
Technology	128	5.7
Insurance	108	4.7
Educational Services	45	2.8
Public Administration	94	2.5
Advertising	72	2.2
Other	83	1.9
Total	2,846	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of September 30, 2016
(1) Average of the percentage of leases at September 30, 2013, 2014, 2015 with the same remaining duration as the leases for the labeled year had at September 30, 2016. Acquisitions are included in the prior year average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2016	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	60	211,527	1.2%	$6,065,359	1.0%	$28.67	$31.21
2016	111	400,844	2.3	14,406,795	2.4	35.94	36.10
2017	603	2,487,008	14.1	88,876,504	14.9	35.74	36.51
2018	566	2,311,003	13.1	91,439,654	15.3	39.57	41.49
2019	431	2,168,896	12.3	81,497,477	13.6	37.58	40.46
2020	391	2,222,070	12.6	84,602,527	14.2	38.07	42.52
2021	312	1,908,074	10.8	73,875,848	12.4	38.72	44.37
2022	131	969,417	5.5	36,202,228	6.1	37.34	45.26
2023	88	990,072	5.6	35,568,697	6.0	35.93	43.38
2024	56	478,000	2.7	18,116,922	3.0	37.90	47.63
2025	38	494,710	2.8	22,803,367	3.8	46.09	60.25
Thereafter	59	977,357	5.6	43,476,361	7.3	44.48	60.37
Subtotal/Weighted Average	2,846	15,618,978	88.6%	596,931,739	100.0%	38.22	43.09
Signed leases not commenced		302,291	1.7
Available		1,419,765	8.0
Building Management Use		118,360	0.7
BOMA Adjustment(3)		171,337	1.0
Total/Weighted Average	2,846	17,630,731	100.0%	$596,931,739	100.0%	38.22	43.09

___________________________________________________

(1)	Represents annualized rent at September 30, 2016 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2016

	Q4 2016	Q1 2017	Q2 2017	Q3 2017

Expiring Square Feet(1)	400,844	499,846	510,191	626,157
Percentage of Portfolio	2.3%	2.8%	2.9%	3.6%
Expiring Rent per Square Foot(2)	$36.10	$36.48	$38.45	$35.08

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q4 2016	Q1 2017	Q2 2017	Q3 2017

Beverly Hills	Expiring SF(1)	18,137	94,462	50,579	51,746
	Expiring Rent per SF(2)	$37.94	$40.23	$40.75	$43.77

Brentwood	Expiring SF(1)	44,243	42,786	82,300	74,387
	Expiring Rent per SF(2)	$38.65	$35.96	$37.68	$36.13

Century City	Expiring SF(1)	20,072	7,849	60,521	11,863
	Expiring Rent per SF(2)	$42.17	$35.96	$46.89	$40.75

Honolulu	Expiring SF(1)	32,652	25,367	49,468	79,269
	Expiring Rent per SF(2)	$33.98	$30.74	$30.52	$33.75

Olympic Corridor	Expiring SF(1)	37,634	23,251	34,208	70,699
	Expiring Rent per SF(2)	$28.74	$32.98	$31.27	$33.97

Santa Monica	Expiring SF(1)	26,044	15,405	19,036	2,223
	Expiring Rent per SF(2)	$45.77	$49.57	$63.18	$46.41

Sherman Oaks/Encino	Expiring SF(1)	148,683	115,329	88,231	211,723
	Expiring Rent per SF(2)	$34.11	$32.85	$34.29	$33.76

Warner Center/Woodland Hills	Expiring SF(1)	27,324	63,277	45,807	100,830
	Expiring Rent per SF(2)	$29.67	$28.89	$28.47	$30.57

Westwood	Expiring SF(1)	46,055	112,120	80,041	23,417
	Expiring Rent per SF(2)	$42.54	$41.80	$43.81	$47.74

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of September 30, 2016, other than 211,527 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended September 30, 2016

		Rentable Square Feet	Percentage

Net Absorption During Quarter(1)		125	0%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	67	236,641	65
Renewal leases	96	334,611	48
All leases	163	571,252	55

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$42.62	$44.68	N/A
Prior leases for the same space	$33.32	$34.04	$37.05
Percentage change	27.9%	31.3%	15.0%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$38.19	$7.01
Renewal leases signed during the quarter	$19.50	$4.86
All leases signed during the quarter	$27.24	$5.91

________________________________________________________________

(1)	Net absorption excludes the impact of acquisitions, dispositions and building remeasurements during the quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding Short Term Leases and leases on space where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2016

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	100.0%	$28,943,160	$2,539
Honolulu (1)	99.2	33,431,352	1,801
Santa Monica(2)	100.0	27,499,944	2,795
Total / Weighted Average	99.6%	$89,874,456	2,258

Recurring Multifamily Capital Expenditures per Unit

For the three months ended September 30, 2016	$145

For the nine months ended September 30, 2016	$358

________________________________________________________________
(1) In calculating the percentage of units leased, seven unoccupied units (one temporarily as a result of fire damage and six as a result of development activity) were removed from the numerator and denominator.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $360,532.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects(1)
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and the existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery
475	$120 million	Phase 1 (238 Units) - Late 2017 Phase 2 (237 Units) - Late 2018
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We also plan to invest additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

____________________________________________________________________________

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2016 OUTLOOK(1)

Metric	2016 Guidance
Net Income Per Common Share - Diluted	$0.53 to $0.57 per share
Funds From Operations (FFO)	$1.79 to $1.81 per share
Adjusted Funds From Operations (AFFO)	$1.44 to $1.46 per share

Below are some of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Based on our total office portfolio and reflects the impact of higher vacancy acquisitions.	90% to 91%	Revised
Residential Leased Rate	We manage our apartment portfolio to be fully leased due to rent control in our markets.	Essentially Fully Leased	Unchanged
Same Property Cash NOI	Includes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5% to 6%	Revised
Core Same Property Cash NOI	Excludes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5% to 6%	Revised
Net Revenue from Above/Below Market Leases
Since our IPO, our non-cash revenue from below market leases has benefited from amortizing intangibles related to our pre-1999 residential units. These intangibles will be fully amortized in October 2016. As a result, our non-cash revenue will be reduced by approximately $0.6 million in the fourth quarter and by $3.0 million in 2017.
		$16.5 to $18.5 million	Unchanged
Straight-Line Revenue		$13.5 to $15.5 million	Unchanged
G&A		$32 to $35 million	Unchanged
Interest Expense		$146.5 to $148.5 million	Revised
Weighted Average Fully Diluted Shares Outstanding		179 to 180 million	Unchanged
Other Income (net)		$1.5 to 2.5 million	Unchanged
____________________________________________________

(1)
Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions and reconciliations of non-GAAP items.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. Recurring capital expenditures means building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 302,291 square feet with respect to signed leases not yet commenced at September 30, 2016).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Fully Diluted Shares:  Fully diluted shares are used in the calculation of equity capitalization and FFO per share, and includes our common stock and other convertible equity instruments (including units in our Operating Partnership).

Funds From Operations (FFO):  We calculate FFO before net income attributable noncontrolling interests in accordance with the standards established by NAREIT. FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of Real Estate Investments Trusts (REITs), FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs FFO.  FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: Refers to accounting principles generally accepted in the United States.

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Definitions

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method. Below is a reconciliation (in millions, except per share amounts) of our guided Net Income Per Common Share - Diluted and FFO per share for 2016:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$80.6	$86.8
Depreciation and amortization of real estate assets	250.0	244.7
Net income attributable to noncontrolling interests	10.6	11.7
Adjustments attributable to unconsolidated funds	16.1	16.1
Adjustments attributable to consolidated joint ventures	(20.9)	(20.9)
Gains on sales of investments in real estate	(14.3)	(14.3)
FFO	$322.1	$324.1

Reconciliation of shares outstanding(3)	High	Low

Weighted average shares of common stock outstanding- diluted	153.5	152.5
Weighted average Operating Partnership Units & LTIP Units outstanding(4)	26.5	26.5
Weighted average fully diluted shares outstanding	180.0	179.0

Per share	Low	High

Net income per common share - diluted(1)	$0.53	$0.57
FFO per share- fully diluted(2)	$1.79	$1.81
______________________________________________

(1)	Calculated by dividing net income attributable to common stockholders by the weighted average shares of common stock outstanding - diluted.

(2)	Calculated by dividing FFO by the weighted average fully diluted shares outstanding.

(3)	Use the low end of the range to calculate the high end of the range for per share amounts and vice versa.

(4)	Long-Term Incentive Plan Units (LTIP Units) are granted as part of our equity compensation plan.

Net Operating Income (NOI):  NOI is a non-GAAP financial measure consisting of the revenue and expenses attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

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Definitions

Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of September 30, 2016.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of these properties except for seven office properties totaling 2.3 million square feet, which we own through three consolidated joint ventures. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Rentable Square Feet:  Based on the BOMA remeasurement.  At September 30, 2016, total consists of 15,921,269 leased square feet (including 302,291 square feet with respect to signed leases not commenced), 1,419,765 available square feet, 118,360 building management use square feet and 171,337 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties”.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property set for 2016 any properties (i) acquired on or after January 1, 2015; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2015; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2015. Our same properties for 2016 include all of our consolidated properties other than (i) six office properties totaling 2.2 million square feet which we acquired during 2016 through two consolidated joint ventures which we manage and in which we hold a weighted average interest of approximately 28% based on square footage, (ii) a 227,000 square foot office property that we acquired in March 2015, (iii) a 696 unit multifamily property in Honolulu where we expect to add a net additional 475 units, (iv) a 661,000 square foot office property which included a 35,000 square foot gym which is undergoing a repositioning, (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning and (vi) a 168,000 square foot office property which we sold during the third quarter of 2016.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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